SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [X] Soliciting Material Under Rule 14a-12

                   SECURITY OF PENNSYLVANIA FINANCIAL CORP.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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                          SECURITY OF PENNSYLVANIA
                                FINANCIAL CORP.
        31 WEST BROAD STREET  P.O. BOX 770  HAZLETON, PA  18201-0770
                       570-454-0824  FAX  570-455-9899

 PRESS RELEASE

*FOR IMMEDIATE RELEASE*

    NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES AGREEMENT TO ACQUIRE
                 SECURITY OF PENNSYLVANIA FINANCIAL CORP.

  Hazleton, Pennsylvania, June 2, 2000 - Northeast Pennsylvania Financial Corp. (AMEX: NEP), (holding company for First Federal Bank) Hazleton, Pennsylvania, and Security of Pennsylvania Financial Corp. (AMEX: SPN) also of Hazleton, announced today the signing of a definitive agreement under which Northeast will acquire Security and its wholly owned subsidiary Security Savings Association of Hazleton.

  Under the terms of the transaction, Security stockholders will receive $17.50 for each share of Security common stock. The merger is subject to certain conditions, including the approval of Security's stockholders and regulatory approval. The merger is expected to be completed in the fourth quarter of 2000.

  "It is with great pleasure that we announce the acquisition of Security Savings," said E. Lee Beard, President and Chief Executive Officer of Northeast and First Federal. "This acquisition will result in First Federal becoming the market share leader in the greater Hazleton area. We look forward to continuing to emphasize the personal service and community banking focus that our customers and Security's customers appreciate."

  "We believe that this transaction is a terrific opportunity for our stockholders and also will benefit our customers and the greater Hazleton community," said Richard C. Laubach, President and Chief Executive Officer of Security.

  Northeast estimates cost savings opportunities to equal approximately 40% of Security's annualized operating expenses, or $1.3 million pre-tax, by the end of the combined companies first full year of operation. Northeast will also seek opportunities to increase non-interest income in the consolidated company. NEP expects the merger to be accretive to earnings per share in the first year.

  Northeast is the holding company of First Federal Bank, Northeast Pennsylvania Trust Co. and Abstractors, Inc., a title insurance agency, which serve greater Northeastern and Central Pennsylvania through thirteen full service office locations and a loan production office. At March 31, 2000, Northeast had total assets of $669.6 million and total deposits of $372.9 million.

  Security is the holding company of Security Savings Association of Hazleton, headquartered in Hazleton, Pennsylvania. Security Savings Association of Hazleton has been serving its customers and community since 1889. It operates out of four offices in Luzerne and Carbon counties, Pennsylvania. At March 31, 2000, Security had total assets of $134.4 million and total deposits of $100.3 million.

Safe Harbor

  This news release contains certain forward-looking statements about the proposed merger of Northeast and Security. These statements include statements regarding the anticipated closing date of the transaction, anticipated cost savings, and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Northeast and Security, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Northeast and Security are engaged, and changes in the securities markets.

  Northeast and Security do not undertake, and specifically disclaim any obligation to publicly release the result of any revisions which may be made to any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

  Security will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission (the "SEC"). STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Security will be available free of charge from the Secretary of Security at 31 W. Broad Street, Hazleton, Pennsylvania 18201, telephone (570) 454-0824. READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

  Security, its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the participants may be obtained from Security.



For further information contact:

E. Lee Beard, President/CEO       or      Patrick J. Owens, Jr., CFO/Treasurer
Northeast Pennsylvania                    Northeast Pennsylvania
Financial Corp.                           Financial Corp.
12 E. Broad Street                        12 E. Broad Street
Hazleton, Pennsylvania 18201              Hazleton, Pennsylvania  18201
(570) 459-3706                            (570) 459-3722

Richard C. Laubach, President/CEO
Security of Pennsylvania Financial Corp.
31 W. Broad Street
Hazleton, Pennsylvania 18201
(570) 454-0824